Exhibit 5.1

                              LOWENSTEIN SANDLER PC
                                ATTORNEYS AT LAW
                              65 LIVINGSTON AVENUE
                           ROSELAND, NEW JERSEY 07068

June 13, 2005

Techedge, Inc.
33 Wood Avenue South, 7F
Iselin, New Jersey 08830

Re:   Registration Statement on Form SB-2 under the Securities
      Act of 1933, as amended

Ladies and Gentlemen:

We have  acted as  counsel  to  Techedge,  Inc.,  a  Delaware  corporation  (the
"Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) an aggregate of 1,000,000 shares (the "Initial Investor Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock"), issued pursuant to the Subscription Agreement between the Company, Whalehaven Capital Fund Limited and Alpha Capital Aktiengesellschaft, dated April 29, 2005 and amended as of May 4, 2005 and May 27, 2005 (as amended, the "Subscription Agreement"), (ii) an aggregate of 1,000,000 shares of Common Stock issuable pursuant to the Subscription Agreement (the "Final Investor Shares" and together with the Initial Investor Shares, the "Investor Shares"), (iii) an aggregate of 294,118 shares (the "Initial Warrant Shares") of Common Stock issuable upon exercise of warrants (the "Initial Warrants") issued pursuant to the Subscription Agreement, (iv) an aggregate of 400,000 shares (the "Final Warrant Shares" and together with the Initial Warrant Shares, the "Warrant Shares") of Common Stock issuable pursuant to warrants (the "Final Warrants" and together with the "Initial Warrants," the "Warrants") issuable pursuant to the Subscription Agreement, and (v) an aggregate of 100,000 shares (the Consultant Shares" and together with the Investor Shares and the Warrant Shares, the "Shares") of Common Stock issued pursuant to the Consulting Services Agreement, dated March 15, 2005, between the Company and RMN Consulting LLC (the "Consulting Agreement"), pursuant to a Registration Statement on Form SB-2 (the "Registration Statement").

As such counsel, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company as we have deemed necessary to review. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

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                                                                     Exhibit 5.1

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities have been or will have been duly satisfied.

This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware.

Subject to the foregoing, it is our opinion that (i) the Shares have been duly authorized, (ii) the Initial Investor Shares and the Consultant Shares are validly issued and non-assessable (iii) the Final Investor Shares, when sold, paid for, issued and delivered in accordance with the terms of the Subscription Agreement, will be validly issued and non-assessable, and (iv) the Warrant Shares, when sold, paid for, issued and delivered in accordance with the terms of the Warrants and the Company's certificate of incorporation, will be validly issued and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Validity of Common Stock" in the Prospectus which is part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,


                                        /s/ Lowenstein Sandler PC
                                        -------------------------
                                        LOWENSTEIN SANDLER PC